EXHIBIT 99

                         Form 4 Joint Filer Information



Name:                                       Iowa Network Services, Inc.

Address:                                    4201 Corporate Drive
                                            West Des Moines, IA 50266

Designated Filer:                           Iowa Network Services, Inc.

Issuer & Ticker Symbol                      Iowa Telecommunications Services,
                                            Inc. (IWA)

Date of Event Requiring Statement:          03/01/2006

Signature                                   By: /s/ RICHARD M. VOHS
                                                --------------------------------
                                                Richard M. Vohs, President



Name:                                       Pine Island Capital Corporation

Address:                                    2265-B Renaissance Drive
                                            Suite 9
                                            Las Vegas, NV 89119

Designated Filer:                           Iowa Network Services, Inc.

Issuer & Ticker Symbol                      Iowa Telecommunications Services,
                                            Inc. (IWA)

Date of Event Requiring Statement:          03/01/2006

Signature                                   By: /s/ RICHARD M. VOHS
                                                --------------------------------
                                                Richard M. Vohs, President

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